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                                                                   EXHIBIT 10.15

                       SUBLEASE INCORPORATING PROVISIONS
                                   OF LEASE


          This SUBLEASE INCORPORATING PROVISIONS OF LEASE entered into as of June 2, 1997 (this "Sublease") between FIRST USA FINANCIAL, INC., a Delaware
                    --------
corporation ("Sublessor"), and FIRST USA PAYMENTECH, INC., a Delaware
              ---------
corporation ("Sublessee").
              ---------

                              W I T N E S S E T H:
                              -------------------

          A. Pursuant to that certain Lease Agreement dated as of December 14, 1994 (the "Original Lease"), Elm Partners Limited, a Texas limited partnership
           --------------
("EPL") leased to Sublessor portions of those certain premises located at 1601
  ---
Elm Street, Dallas, Texas 75201.

          B. The Original Lease has been amended by an Amendment to Lease dated June 12, 1995, a Second Amendment to Lease dated August 24, 1995, a letter agreement dated September 18, 1995, a letter agreement dated October 18, 1995, a letter agreement dated November 17, 1995, a Third Amendment to Lease dated March 28, 1996, a letter agreement dated June 27, 1996, a letter agreement dated July 31, 1996, a letter agreement dated October 11, 1996, a letter agreement dated November 1, 1996, a letter agreement dated November 26, 1996 and a Fourth Amendment to Lease dated on or around February __, 1997. Said amendments and letter agreements are referred to herein collectively as the "Amendments".
                                                              ----------

          C. The Original Lease, as amended by the Amendments, is referred to herein as the "Lease". The property subject to the Lease is referred to herein
               -----
as the "Leased Premises".
        ---------------

          D. Sublessor desires to sublease portions of the Leased Premises to Sublessee, and Sublessee desires to sublease those portions of the Leased Premises from Sublessor.

          NOW THEREFORE, in consideration of the covenants set forth herein, Sublessor and Sublessee agree as follows :

          1.  Term.  Sublessor, in consideration of the covenants and agreements
              ----
to be performed by Sublessee and upon the terms and conditions hereinafter stated, shall lease, demise and let unto Sublessee, and Sublessee shall lease from Sublessor those portions of the Leased Premises more fully described on

Exhibit "A" attached hereto and incorporated herein by reference (the "Subleased
-----------                                                            ---------
Premises"), beginning on the Rent Commencement Date (hereinafter defined), to
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have and to hold for the remainder of the Lease, including any renewals or extensions thereof (the "Sublease Term").  Upon expiration of the Lease, as
                         -------------
renewed or extended (if applicable), or upon earlier termination of the Lease, this Sublease shall expire.

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          2.  Sublessee Subject to All Terms and Conditions of the Lease.  This
              ----------------------------------------------------------
Sublease is expressly subject and subordinate to the Lease and all of the terms, conditions and covenants therein contained. Except to the extent otherwise set forth in this Sublease, in which event the terms of this Sublease shall prevail, all the terms, covenants and conditions of the Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the landlord under the Lease and Sublessee were the tenant thereunder and the provisions of the Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein. Sublessee assumes and agrees to fully perform and discharge all obligations of Sublessor as tenant under the Lease (to the extent such obligations related to the Subleased Premises) during the Sublease Term. Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

          3.  Definitions.  For the purposes of this Sublease, the following
              -----------
terms in the Lease shall have the definitions provided below, rather than the definitions set forth in the Lease:

          "Rent Commencement Date" shall mean with respect to the Subleased
           ----------------------
          Premises, July 1, 1997.

          "Landlord" shall mean First USA Financial, Inc.
           --------

          "Tenant" shall mean First USA Paymentech, Inc.
           ------

     4.   Rental Payments. Rental for the Subleased Premises payable by
          ---------------
Sublessee shall be equal to the rental (including, without limitation, Basic Rental and Additional Rental) payable by Sublessor to EPL with respect to the portion of the Leased Premises that constitutes the Subleased Premises (the "Sublease Rental").
----------------

     5.   Amendment and Deletion of Lease Provisions.  For the purposes of this
          ------------------------------------------
Sublease only:

          (a)  The references to "Guarantor" and "Guaranty" are deleted.
                                  ---------       --------

          (b)  Section 42(b) (Guaranty) is deleted in its entirety.

          (c)  Exhibit "G" (Guaranty of Lease) is deleted in its entirety.
               -----------

     6.   Sublessor's Obligations. Except as otherwise specified herein, the
          -----------------------
only services or rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Lease and Sublessee will look solely to EPL for all such services and rights.

          Notwithstanding any other provision of the Lease or this Sublease, Sublessor hereby covenants and agrees that any expansion options, renewal options, rights of first refusal and purchase options exercisable by Sublessor as Tenant under the Lease (collectively, the "Options", and respectively, an
                                              -------
"Option") shall be held by Sublessor for the benefit of Sublessee. Therefore, in
-------
the event Sublessor, as Tenant under the Lease has such an Option, Sublessor shall

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give Sublessee written notice of the Option (the "Option Notice"), the
                                                  -------------
requirements for the exercise of the Option, and the date of termination of the Option at least 30 days prior to the termination of the Option (or, if Sublessor does not have 30 days to consider the Option under the Lease, Sublessor shall give Sublessee the Option Notice as soon as reasonably practicable under the circumstances). If Sublessee desires that the Option be exercised so that Sublessee may benefit from such exercise, Sublessor shall, after receiving written notice from Sublessee, promptly exercise the Option for and on behalf of Sublessee. The rights and obligations of Landlord and Tenant granted due to the exercise of the Option shall be applicable to this Sublease with the same force and effect as if Sublessor were the landlord under the Lease and Sublessee were the tenant thereunder.

     7.   Liability for Obligations on Subleased Premises.  It is the intention
          -----------------------------------------------
of the parties that, except as otherwise provided herein, Sublessee shall be liable for all costs, expenses and obligations of every kind relating to the Subleased Premises that Sublessor is required to pay to EPL arising out of the Lease on and after the Rent Commencement Date. For convenience, all such costs, expenses and obligations due from Sublessee under this Sublease shall be paid directly to EPL until such time as Sublessor instructs Sublessee in writing. Any insurance policies required of the Tenant under the Lease shall name both EPL and Sublessor as additional insureds.

     8.   No Default Under Lease.  Sublessor represents and warrants that, as of
          ----------------------
the date hereof, to Sublessor's knowledge, there are no defaults (nor any conditions that, with the giving of notice or with the passage of time, or both, would constitute a default) on the part of EPL or Sublessor under the Lease.

     9.   No Termination; Indemnity. (a) Neither Sublessor nor Sublessee shall
          -------------------------
do anything nor permit anything to be done that would cause the Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in EPL under the Lease, or that would cause Sublessor or Sublessee to be in default under the Lease. Each party hereto ("First Party")
                                                                -----------
will indemnify and hold the other party ("Other Party") harmless from and
                                          -----------
against all liabilities and claims of any kind by reason of any breach or default under the Lease that is caused by any act or omission on the part of the First Party by reason of which the Lease may be terminated or forfeited, or by reason of which the Other Party may be found to be in default under the Lease. Sublessor will indemnify and hold Sublessee harmless from and against all liabilities or claims of any kind under the Lease which arose prior to the date hereof. This Section 9 shall survive the expiration or termination of the Lease and this Sublease.

     10.  Termination of Lease.  In the event of termination of the Lease due to
          --------------------
any casualty suffered by the Leased Premises, condemnation or destruction of the whole or any portion of the Leased Premises, or for any other reason, this Sublease shall cease and terminate upon the same date that the Lease terminates. Such cancellation shall become effective without further notice upon the termination of the Lease. Upon the effective date of such cancellation, neither Sublessor nor Sublessee shall have any liability or obligation to the other party hereunder pursuant to this Sublease, except for liabilities or obligations that accrued prior to the effective

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date of such cancellation (including, but not limited to, any liability that either party may have to the other party under Section 9 hereof).

     11.  No Amendment of Lease Without Sublessee's Consent. During the term of
          -------------------------------------------------
the Sublease, Sublessor shall not amend the Lease without Sublessee's prior written consent, which consent shall be in Sublessee's sole discretion.

     12.  No Waiver.  The failure of Sublessor or Sublessee to insist in any
          ---------
instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification by Sublessor or Sublessee of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor and Sublessee.

     13.  Required Notice Under Lease. Sublessor shall promptly give written
          ---------------------------
notice to Sublessee of (i) all claims, demands, or controversies by or with EPL under the Lease, and (ii) any events which require that Sublessee give notice to EPL under the Lease.

     14.  Brokers. Each party hereto represents and warrants that it knows of no
          -------
broker or any other party who is entitled to receive a commission or similar compensation in connection with this Sublease. Each party agrees to indemnify and hold harmless the other party of and from all liabilities, costs and claims for commissions, or similar compensation, in connection with this Sublease that is made by anyone claiming by, through or under the indemnifying party.

     15.  Complete Agreement.  All prior understandings and agreements between
          ------------------
the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties, and this Sublease may not be changed or terminated other than by an agreement in writing and signed by Sublessor and Sublessee.

     16.  Notices.  Any notice or demand which either party may or must give to
          -------
the other under this Sublease shall be deemed to have been duly given if in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Sublessor:  First USA Financial, Inc.
                            1601 Elm Street
                            Dallas, Texas 75201
                            Attention: Roger Hart, Senior Counsel

          If to Sublessee:  First USA Paymentech, Inc.
                            1601 Elm Street
                            Dallas, Texas 75201
                            Attention: Philip Taken, General Counsel

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Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

     17.  Successors.  The covenants and agreements herein contained shall bind
          ----------
and inure to the benefit of Sublessor, Sublessee and their respective successors and assigns.

     18.  Captions.  The captions or headings of paragraphs in this Sublease are
          --------
inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent should arise.

     19.  Severability.  If any provisions of this Sublease shall be held to be
          ------------
invalid or unenforceable, the validity and enforceability of the remaining provisions of this Sublease shall not be affected thereby.

     20.  Governing Law.  This Agreement shall be construed in accordance with,
          -------------
and governed by, the laws of the State of Texas.

     21.  Further Assurances.  Sublessor and Sublessee shall execute,
          ------------------
acknowledge and deliver such instruments and take such other action as may be reasonably necessary to carry out their obligations under this Sublease.

     22.  Counterparts; Facsimile.  This document may be signed in any number of
          -----------------------
several counterparts, each of which shall be an original, but all such counterparts together constitute one and the same agreement. The parties may execute and deliver such counterparts via facsimile, which shall have the same effect as delivery of original counterparts.

     23.  Sublessee's Expansion Rights.  Sublessee shall have a right of first
          ----------------------------
refusal ("ROFR") and an expansion option (the "Expansion Option") on any of the
          ----                                 ----------------
Leased Premises not occupied or to be vacated by Sublessor, as the case may be, according to the following terms:

          a. Expansion Option. Sublessor shall, from time to time, promptly give
             ----------------
Sublessee written notice of any space within the Leased Premises that Sublessor is not occupying or which Sublessor intends to vacate, and said notice shall specify the period of time that Sublessor intends to keep such space vacant (the "Vacancy Period"). Following receipt of such notice, Sublessee may, at its sole
 --------------
discretion, exercise its Expansion Option for all or a portion of the unoccupied Leased Premises, or the space to be so vacated by Sublessor, as the case may be, by delivering written notice (the "Expansion Notice") to Sublessor at least 30
                                   ----------------
days prior to the expiration of the Vacancy Period. In the Expansion Notice, Sublessee shall specify which additional portion or portions of the Leased Premises (the "Additional Subleased Premises") it desires to occupy as part of
               -----------------------------
the Subleased Premises. Sublessor shall sublease to Sublessee the Additional Subleased Premises upon the terms and conditions of this Sublease, and Sublessee shall be liable for all costs, expenses and obligations of every kind relating to the Additional Subleased Premises that Sublessor is required to pay to EPL arising out of the Lease and relating

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to the Additional Subleased Premises on and after the date that Sublessee occupies the Additional Subleased Premises.


          b. ROFR. In the event Sublessor desires to sublease additional
             ----
portions of the Leased Premises to third parties (or assign its interest in the Lease, in whole or in part, to third parties) upon terms that a third party desires to accept, or Sublessor receives a bona fide offer from a third party potential sublessee to sublease additional portions of the Leased Premises or take an assignment, in whole or in part, of Sublessor's interest in the Lease, which offer Sublessor desires to accept (the portion of the Leased Premises that is subject to any such offer is herein called the "Offered Property"), then:
                                                   ----------------

                (i) Sublessor shall provide Sublessee with a description of the terms and conditions of the proposed sublease or assignment, the identification of the proposed sublessee or assignee, and a description of the Offered Property and a description of all material terms and conditions of the proposed sublease or assignment (the "Sublessor's ROFR Notice"). Sublessor shall also provide
                    -----------------------
Sublessee with a copy of the proposed sublease or assignment if such is available.

                (ii) If Sublessee does not elect to sublease from Sublessor the Offered Property within 30 days after actual receipt of the Sublessor's ROFR Notice by delivering written notice thereof to Sublessor, then Sublessee's ROFR shall not apply to the sublease or assignment of the Offered Property if the Offered Property is subleased or assigned to the proposed sublessee or assignee identified in and on the terms and conditions set forth in Sublessor's ROFR Notice within 30 days after the expiration of Sublessee's 30-day response period.

                (iii) If the sublease or assignment by Sublessor to the proposed sublessee or assignee does not occur within said 30-day period, Sublessee's ROFR shall remain in full force and effect with respect to the Offered Property. If a portion of the Leased Premises is subleased or assigned to a third party after compliance with the terms of this paragraph 23(b), the ROFR shall remain in full force and effect for all other parts of the Leased Premises.

                (iv) If Sublessee exercises its ROFR as provided for herein, the terms and conditions shall be the terms and conditions that Sublessor intends to sublease or assign the Offered Property as set forth in the Sublessor's ROFR Notice.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date first written above.

                         SUBLESSOR:
                         ---------

                         FIRST USA FINANCIAL, INC.,
                         a Delaware corporation



                         By:  /s/ Tracie Klein
                              -----------------------------
                              Name: Tracie Klein
                                   ------------------------
                              Title: Vice President
                                    -----------------------


                         SUBLESSEE:
                         ---------

                         FIRST USA PAYMENTECH, INC.,
                         a Delaware corporation



                         By:  /s/ David W. Truetzel
                              ------------------------------
                              Name: David W. Truetzel
                                   -------------------------
                              Title: Chief Financial Officer
                                     -----------------------

                                       7
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                       EXHIBIT "A"--ELM PARTNERS LIMITED
                       ---------------------------------

All of the Leased Premises on the following floors of Thanksgiving Tower:

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